Exhibit 6.1

RENEWAL AND MODIFICATION AGREEMENT

This Renewal and Modification Agreement (this “Agreement”), effective as of February 21, 2006, is made by and among CaminoSoft Corp., a California corporation (“Borrower”), Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation (“Renn III”), Renaissance US Growth Investment Trust PLC, a public limited company registered in England and Wales (“RUSGIT”), BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales (“BFS” and together with Renn III and RUSGIT, collectively, the “Lenders”), and RENN Capital Group, Inc., a Texas corporation, solely as agent for the Lenders and not on its own behalf (“Agent”).

Borrower is indebted to the Lenders under the terms of a loan (the “Loan”) evidenced by (i) that certain Secured Subordinated Promissory Note dated July 19, 2004 in the amount of $250,000 payable to the order of Renn III, (ii) that certain Secured Subordinated Promissory Note dated July 19, 2004 in the amount of $250,000 payable to the order of RUSGIT, and (iii) that certain Secured Subordinated Promissory Note dated July 19, 200in the amount of $250,000 payable to the order of BFS (collectively, the “Notes”) and certain other instruments, as each may have been previously renewed, modified or extended (such instruments, and any others which evidence, guaranty, secure or modify the Loan, as any or all of them may have been amended or modified to date and (in the case of Uniform Commercial Code filings) whether or not executed by Borrower, shall hereinafter be collectively referred to as the “Loan Documents”). Payment of the Notes is secured by the security interests in all or substantially all of the assets of Borrower. The parties hereto wish to modify, renew and extend the maturity of the Notes. Accordingly, the parties hereto agree as follows:

1. Modification. Each of the Notes is hereby modified and amended such that the maturity date of such Note is changed from July 19, 2006 to January 19, 2008. Except as modified and amended pursuant to the terms of this Agreement, the Loan Documents, including without limitation the Notes, shall remain in full force and effect in accordance with their respective terms.

2. Reaffirmation of Loan. Borrower: (a) reaffirms its obligations under the Loan Documents, as modified herein; and (b) confirms to Lender all security interests and liens heretofore granted to secure payment and performance of the Notes.

3. Consideration. In consideration for renewal and modification of the Notes as set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, concurrently with the execution and delivery of this Agreement, Borrower hereby agrees to grant to each of Renn III, BFS and RUSGIT a warrant to purchase 50,000 shares of the common stock of Borrower (an aggregate of 150,000 shares, and referred to collectively as the “Warrant Shares”) pursuant to the terms and conditions of the Warrant in substantially the form attached as Exhibit A hereto (the “Warrant”), which Borrower shall execute and deliver to each of the Lenders upon the execution and delivery of this Agreement.

4. No Claims or Defenses. Borrower confirms and acknowledges that it has no claims, offsets, counterclaims or defenses with respect to (i) the payment of the Loan; (ii) the payment of any other sums due under the Loan Documents; (iii) the performance of any Borrower’s obligations under the Loan Documents; or (iv) any liability under any of the Loan Documents.

5. Registration Rights. Borrower hereby agrees and acknowledges that the Warrant Shares shall constitute “Registrable Securities” as defined in, and in accordance with, the Registration Rights Agreement entered into among Borrower, the Lenders and the Agent dated or about July 19, 2004.

Exhibit 6.1

6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state provided for in the Notes, without reference to conflict of law principles.

7. Expenses. All of the fees and expenses of Lenders and Agent in connection with this Agreement (and the other transactions contemplated by this Agreement) shall be paid by Borrower.

[Remainder of Page Intentionally Blank; Signature Page Follows]

Exhibit 6.1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

BORROWER:

CaminoSoft Corp.

By:
Michael Skelton
Chief Executive Officer

LENDERS:

Renaissance Capital Growth & Income Fund III, Inc.

By:
Russell Cleveland
President

Renaissance US Growth Investment Trust PLC

By:	RENN Capital Group, Inc.
Its:	Investment Manager

By:
Russell Cleveland President

BFS US Special Opportunities Trust PLC

By:	RENN Capital Group, Inc.
Its:	Investment Adviser

By:
Russell Cleveland President

AGENT:

RENN Capital Group, Inc.

By:
Russell Cleveland President

Signature Page to
Renewal and Modification Agreement

Exhibit 6.1

Exhibit A

Form of Warrant